Exhibit 3.1

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E-Filed $ 50.00	Colorado Secretary of State Date and Time: 09/04/2012 04:33 PM ID Number: 20121491092 Document number: 20121491092 Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation
filed pursuant to §7-102-101, et seq. and §7-102-103 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is	PetroShare Corp.

(The name of a corporation must contain the term or abbreviation “corporation”, “incorporated”, “company”, “limited”, “corp.”, inc.”, “co.” or “ltd.”. See §7-90601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation’s initial principal office is
Street address	284 S. Larkspur Drive
(Street name and number)
Castle Rock CO 80104
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) (State) (Postal/Zip Code)

(Province - if applicable) (Country)

3. The registered agent name and registered agent address of the corporation’s initial registered agent are Name
(if an individual)	Babiarz David J.
OR	(Last) (First) (Middle) (Suffix)
(if an entity) (Caution: Do not provide both an indivitudal and an entity name)
Street address	1700 Broadway
Suite 2100
Denver CO 80290
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)
CO
(City) (State) (Postal/Zip Code)

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are:

Name
(if an individual)	Babiarz David J.
OR	(Last) (First) (Middle) (Suffix)
(if an entity) (Caution: Do not provide both an indivitudal and an entity name)
Mailing address	1700 Broadway
Suite 2100
Denver CO 80290
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

    (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5.	The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

    (If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☐ The corporation is authorized to issue  common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

    (If the following statement applies, adopt the statement by marking the box and include an attachment.)

 ☑    Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6.	(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☑     This document contains additional information as provided by law.

7.	(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ________________________________________
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are:

Babiarz David J.
(Last) (First) (Middle) (Suffix)

1700 Broadway
Suite 2100
Denver CO 80290
(City) (State) (Postal/Zip Code)
United States
(Province - if applicable) (Country - if not US)

    (If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTICLES OF INCORPORATION
OF
PETROSHARE CORP.

Pursuant to § 7-102-102 and Part 3 of Article 90 of Title 7, Colorado Revised Statutes (C.R.S.), the Incorporator named below, being a natural person of the age of eighteen years or more, and desiring to form a body corporate under the laws of the State of Colorado, delivers to the Secretary of State of the State of Colorado these Articles of Incorporation.

ARTICLE I

NAME

The Name of the Corporation is PetroShare Corp. (hereinafter referred to as the “Corporation”).

ARTICLE II

DURATION

The Corporation shall have perpetual existence from and after the filing of these Articles of Incorporation with the Secretary of State and unless the Corporation is dissolved in accordance with applicable law.

ARTICLE III

PRINCIPAL OFFICE

The principal office of the Corporation shall be located at 284 S. Larkspur Drive, Castle Rock, Colorado 80104, and thereafter at such location as the board of directors may determine.

ARTICLE IV

PURPOSES

The nature of the business of the Corporation and the objects, purposes and business thereof proposed to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act (“Act”).

ARTICLE V

CAPITAL

A.         Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes which the Corporation shall have authority to issue is 110,000,000 shares. Of that amount, 100,000,000 shares shall be Common Stock, par value $0.001, and 10,000,000 shares shall be Preferred Stock, par value $0.01. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance.

B.         Common Stock.

(1)  Dividends. Dividends in cash, property, or shares of the Corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the Corporation to the extent and in the manner permitted by law.

(2)  Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of Common Stock, subject to the rights, if any, of the holders of any preferred stock issued by the Corporation. The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, in the manner permitted and upon compliance with limitations imposed by law.

(3)  Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the Corporation.

C.        Preferred Stock.

Shares of Preferred Stock may be divided into such series as may be established, from time to time, by the board of directors. The board of directors, from time to time, may fix and determine the designation and number of shares of any series and the relative rights and preferences of the shares of any series so established as to distinguish the shares thereof from the shares of all other series. The board of directors is also authorized, within limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any such series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such other series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such other series, including preferences with respect to any other series of Preferred Stock, in each case, so far as not inconsistent with the provisions of these Articles of Incorporation or the Act as then in effect.

D.        Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE VI

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by a board of directors. The number of directors constituting the board of directors shall be fixed, increased or decreased in the manner provided in the Bylaws of the Corporation. There shall be no fewer than one member of the Board of Directors.

ARTICLE VII

RIGHT OF DIRECTORS TO CONTRACT WITH CORPORATION

No contract or transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other remedy in a proceeding by a shareholder or by or in the right of the corporation, solely because the contract or transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation’s board of directors or of a committee of the board of directors which authorizes, approves, or ratifies the contract or transaction or solely because the director’s vote is counted for such purpose if:

A.  The material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

B.  The material facts as to the director’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a vote of the shareholders; or

C.  The contract or transaction is fair as to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies such contract or transaction.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

The board of directors of the Corporation shall have the power to:

A.  Indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by the Act as presently existing or as hereafter amended.

B.  Authorize payment of expenses (including attorney’s fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article VIII.

C.  Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX

VOTING BY SHAREHOLDERS

Any action required or permitted by Articles 101 to 117 of the Act to be taken at a shareholders’ meeting may be taken without a meeting if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing.

ARTICLE X

LIMITATIONS ON DIRECTOR LIABILITY

To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE XI

POWERS AND LIMITATIONS

The powers and limitations of the Corporation shall be those set forth by the Act, under which this Corporation is formed.

ARTICLE XII

REGISTERED OFFICE AND REGISTERED AGENT

The registered agent of the Corporation is Dufford & Brown, P.C.; the registered office of the Corporation shall be located at 1700 Broadway, Suite 2100, Denver, Colorado 80290.

ARTICLE XIII

INCORPORATOR

The name and address of the Incorporator is as follows:

David J. Babiarz, Esq.
Dufford & Brown, P.C.
1700 Broadway, Suite 2100
Denver, Colorado 80290

ARTICLE XIV

RIGHT TO AMEND, ALTER, CHANGE OR REPEAL

The Corporation reserves the right to amend, alter, change or repeal and provision contained in these Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.